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                                                                    Exhibit 23.3

STONE & WEBSTER CONSULTANTS
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     A Shaw Group Company


          INDEPENDENT TECHNICAL CONSULTANTS' CONSENT AND CERTIFICATE

                                       October 11, 2001

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Northeast Generation Company
107 Selden Street
Berlin, Connecticut 06037

Ladies and Gentlemen:

Reference is made to our independent technical consultant's report, "Independent Technical Review for Refinancing, Northeast Generation Company, initially dated September 6, 2001 and updated October 11, 2001," (our "REPORT"). We understand that (i) our Report will be used by the purchasers of Northeast Generation Company's 4.988% Series A Senior Secured Bonds due 2005 (the "SERIES A BONDS") and 8.812% Series B Senior Secured Bonds due 2026 (the "SERIES B BONDS", and collectively with the Series A Bonds, the "BONDS") in evaluating Northeast Generation Company's facilities, and (ii) in reliance upon the Report's conclusions and our experience in the review of the operation of generating facilities and the preparation of financial projections with respect to revenues from the operation of generating facilities, our Report (a) has been included as an appendix to the preliminary offering memorandum relating to the issuance and sale of the Bonds (the "PRELIMINARY OFFERING MEMORANDUM"), (b) has been included as an appendix to the final offering memorandum relating to the issuance and sale of the Bonds (the "FINAL OFFERING MEMORANDUM"), and (c) will be included in the registration statement (the "REGISTRATION STATEMENT") which will be filed with the United States Securities and Exchange Commission by Northeast Generation Company in connection with the exchange of the outstanding Bonds for registered bonds.

                  We hereby (i) consent to such inclusion, subject to the terms and conditions of our agreement with Northeast Generation Company and the associated Limits of Liability, and to the reference to us as experts under the heading "Experts", in each of the Preliminary Offering Memorandum, the Final Offering Memorandum and the Registration Statement, and (ii) certify that our Report is, to the best of our belief, true, correct and complete in all material respects as of the date hereof.

                                   Sincerely,
                                   S&W Consultants,
                                   a Shaw Group company

                                   /s/ Debra Richert

                                   ----------------------------------
                                   Name:   Debra Richert
                                   Title:  Executive Consultant

                        STONE & WEBSTER CONSULTANTS, INC.
    One Bowdoin Square, Boston, MA 02114 Tel: 617.589.2000 Fax: 617.589.1372
     New York Houston Boston Denver Washington, DC Schenectady Milton Keynes